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                                                                    EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-57891 on Form S-4, 333-29069 on Form S-8 and 333-43291 on Form S-8 of
Crescent Operating, Inc. of our report on the consolidated financial statements of Vornado Crescent Logistics Operating Partnership dated March 2, 2000 (March 8, 2000 as to Note 6), appearing in this Annual Report on Form 10-K of Crescent Operating, Inc. for the period ended December 31, 1999.






/s/ DELOITTE & TOUCHE LLP

Atlanta Georgia
March 29, 2000